SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  September 11, 2002


                            INDUSTRIAL MINERALS, INC.
                           ---------------------------
       (Exact name of registrant as specified in its charter post-merger)



Delaware                         000-30651                  06-1474412
----------------------           ---------                  -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


      One Dundas Street West, Suite 2500, Toronto, Ontario, Canada M5G 1Z3
      --------------------------------------------------------------------
                             (Address of Registrant)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (416) 979-4621

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 6, 2002, Industrial Minerals Inc., through it's wholly owned subsidiary Industrial Minerals Canada Inc., purchased approximately two acres located nine miles from its Bissett Creek Graphite property. The property contains two buildings, one is a house that can provide comfortable living quarters for up to sixteen workers. The second building is a shop that will primarily be used for equipment repair and tool storage. The company currently houses workers in hotels. Management believes considerable savings will result from this purchase.

Terms (in CDN$)
---------------
$37,000 purchase price, $10,000 down payment and balance of $27,000 financed through a vendor mortgage at 7% per annum, monthly payments of $400.00, balance due at the end of 5 years. There is no penalty for prepayment at anytime.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None.


ITEM 5. OTHER EVENTS

        None.


ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

        None.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        a.  Financial Statements - None

        b.  Pro Forma Financials - None

        c.  Exhibits - None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: September 12, 2002              INDUSTRIAL MINERALS, INC.


                                           /s/ John Melnyk
                                       By: -------------------------------------
                                           John Melnyk, CFO, Secretary/Treasurer